UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 17, 2007

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32085	36-4392754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Merchandise Mart Plaza, Suite 2024, Chicago, IL 60654

Registrant’s telephone number, including area code 1-866-358-6869.

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, Joseph E. Carey, Chief Operating Officer, intends to retire from the Company. On April 17, 2007, Mr. Carey ceased acting as Chief Operating Officer of the Company and, in connection therewith, Allscripts and Mr. Carey agreed to substantially reduce his current salary under his employment agreement. It is expected that Mr. Carey will remain an employee of the Company as needed to assist the current management team and his successor in the transition of his responsibilities and will receive a nominal salary for his services.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

Date: April 23, 2007	By:	/s/ William J. Davis
William J. Davis
Chief Financial Officer